Exhibit 99.1

July 26, 2013

LEADING INDEPENDENT PROXY ADVISORY FIRMS RECOMMEND BUCKEYE STOCKHOLDERS VOTE “FOR” PROPOSED MERGER WITH GEORGIA-PACIFIC

MEMPHIS, Tenn. – Buckeye Technologies Inc. (NYSE:BKI, “Buckeye”) today announced that leading independent proxy advisory firms ISS Proxy Advisory Services and Egan Jones Proxy Services have recommended that Buckeye stockholders vote “FOR” adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated April 23, 2013, by and among Buckeye, Georgia-Pacific LLC (“Georgia-Pacific”) and GP Cellulose Group, an indirect wholly-owned subsidiary of Georgia-Pacific (the “Purchaser”). The Merger Agreement provides for the merger of the Purchaser with and into Buckeye, with Buckeye surviving the merger as an indirect wholly-owned subsidiary of Georgia-Pacific. If the transactions contemplated by the Merger Agreement are completed, Buckeye stockholders will be entitled to receive $37.50 in cash, without interest and subject to any withholding of taxes required by applicable law, for each share of Buckeye common stock. The Merger Agreement is being submitted to a vote at a special meeting of Buckeye stockholders to be held on August 15, 2013 at 9:00 a.m. Central Time, at Buckeye’s headquarters, 1001 Tillman Street, Memphis Tennessee 38112.

“We are pleased that ISS and Egan Jones agree that Georgia-Pacific’s offer to acquire Buckeye represents the best value to our stockholders,” said John B. Crowe, Chairman of the Board of Directors and Chief Executive Officer. “The Board of Directors has unanimously recommended that stockholders vote “FOR” the proposal to adopt the Merger Agreement.”

Headquartered in Memphis, Tenn., Buckeye Technologies currently operates manufacturing facilities in the United States and Germany. Its products are sold worldwide to makers of consumer and industrial goods. www.bkitech.com.

NOTICE TO INVESTORS ABOUT THE MERGER: In connection with the merger, Buckeye Technologies filed a definitive proxy statement with the SEC on July 8, 2013, copies of which were mailed to Buckeye stockholders, as well as other relevant materials in connection with the proposed transaction pursuant to the terms of an Agreement and Plan of Merger, dated April 23, 2013, by and among Buckeye Technologies Inc., Georgia-Pacific and the Purchaser. The materials filed by Buckeye Technologies are available to Buckeye Technologies’ investors and stockholders at no expense to them. In addition, all of the materials are available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of Buckeye Technologies are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

Buckeye Technologies and its respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Buckeye Technologies’ stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Buckeye Technologies’ executive officers and directors in the solicitation by reading Buckeye Technologies’ proxy statement for its 2012 annual meeting of stockholders, annual report on Form 10-K for the fiscal year ended June 30, 2012, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. Information concerning the interests of Buckeye Technologies’ participants in the solicitation, which may, in some cases, be different than those of Buckeye Technologies’ stockholders generally, are set forth in the proxy statement for the special meeting of stockholders relating to the merger.

FORWARD-LOOKING STATEMENTS: Any statements made regarding the proposed transaction between Georgia-Pacific and Buckeye Technologies, the expected timetable for completing the transaction, successful integration of the business, benefits of the transaction, earnings and any other statements contained in this news release that are not purely historical fact are “forward-looking statements” that are based on management’s beliefs, certain assumptions and current expectations as of the date hereof and which are believed to be reasonable. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. Other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements include those that may be contained from time to time in the documents filed with the SEC by Buckeye Technologies, including Buckeye Technologies’ annual report on Form 10-K for the fiscal year ended June 30, 2012, and quarterly and current reports on Form 10-Q and Form 8-K, respectively. The forward-looking statements contained in this news release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law.

Investor and Media Contact:

Steve Dean

901-320-8352

Eric Whaley

901-320-8509